State of Delaware Secretary of State Division of Corporations Delivered 10:26 AM 03/06/2008 FILED 10:21 AM 03/06/2008 SRV 080288821 - 4514760 FILE

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

OF

DYNAMIC APPLICATIONS CORP.

FIRST:	The name of this Corporation is Dynamic Applications Corp.

SECOND:	Its registered office in the State of Delaware is to be located at 113 Barksdale Professional Center, Newark, Delaware, County of New Castle, Zip Code 19711. The registered agent in charge thereof is Delaware Intercorp, Inc.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:	The amount of the total stock that this corporation is authorized to issue is 200,000,000 shares of common stock with a par value of $0.0001 per share.

FIFTH:	The name and mailing address of the incorporator is as follows:

Eyal Rozenberg

46 Techelet Street

Modiin, 71700

Israel

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do hereby certify that the facts herein stated are true, and I have accordingly hereunto executed this Certificate this 5th day of March, 2008.

BY:
Name:	Eyal Rozenberg
Title:	Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:40 PM 07/19/2011
FILED 03:40 PM 07/19/2011
SRV 110836354 - 4514760 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure ft restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies os follows:

1. The name of the corporation is DYNAMIC APPLICATION CORP.

2. The Registered Office of the corporation in the State of Delaware is located at 113 Barkadale Professional canter (street), in the City of Newyork, County of New castle Zip Code 19711, The name of the Registered Agent at such address upon whom process against this Corporation may be served is Delware Intercorp, Inc.

3. The date of filing of the Corporation’ s original Certificate of Incorporation in Delaware was March 6, 2008.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the lst day of March  A.D,2011, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:
Authorized Officer
Name:	Asher Zwebner, CFO
Print Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 09/08/2011
FILED 05:12 PM 09/08/2011 SRV 110990086 - 4514760 FILE

CERTIFICATE OF AMENDMENT
TO

CERTIFICATE OF INCORPORATION
OF

DYNAMIC APPLICATIONS CORP.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of DYNAMIC APPLICATIONS CORP, (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article FOUR so that, as amended, said Article shall be and read as follows:

The Corporation shall be authorized to issue twenty billion (20,000,000,000) shares of capital stock, of which nineteen billion nine hundred and eighty million (19,980,000,000) shares shall be shares of common stock, $0.00001 par value (“Common Stock”) and twenty million (20,000,000) shares shall be shares of preferred stock, $0.00001 par value, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to Section 151 of the Delaware General Corporation Law.

FURTHER RESOLVED: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be 21st day of July, 2011.

By:	/s/ Asher Zwebner
Authorized Officer
Title:	Chief Financial Officer
Name:	Asher Zwebner
Print or Type

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of DYNAMIC APPLICATIONS CORP. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “ FOURTH” so that, as amended, said Article shall he and read as follows: Article FOURTH

“The total number of shares which the Corporation shall be entitled to issue is Five Hundred Twenty Million (520,000,000) shares of capital stock consisting of Five Hundred Million (500,000,000) shares of common stock, par value $0.00001, and Twenty Million (20,000,000) shares of preferred stock, par value $0,00001, and the Board of Directors has the authority to establish one or more series of preferred stock and fix relative rights and preferences of any series of preferred stock to be determined by the Board of Directors. The issued and outstanding shares of common stock at September 30,2012 are subject to a reverse stock split on a one-for-one hundred (1:100) basis.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon noliee in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware,

IN WITNESS WHEREOF, said corporation has caused this certificate be signed this 10TH day of September, 2012.

By:
Authorized Officer
Title:	CFO/Director
Name:	Asher Zwebner
Print or Type

State of Delaware
Secretary of State
Division or Corporations
Delivered 02:50 PM 10/19/2012
FILED 02:50 PM 10/19/2012
SRV 121147738 - 4514760 FILE

State of Delaware
Secretary of State
Division or Corporations
Delivered 02:50 PM 10/19/2014
FILED 02:50 PM 10/19/2014
SRV 1411476707- 4514760 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annua] report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is DYNAMIC APPLICATION CORP.

2. The Registered Office of the corporation in the State of Delaware is located at 113 BARKSDALE PROFESSIONAL CTR (street), in the City of Newyork, County of New castle Zip Code 19711, The name of the Registered Agent at such address upon whom process against this Corporation may be served is Delware Intercorp, Inc.

3. The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was March 6, 2008.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the lst day of March A.D,2013, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:
Authorized Officer
Name:	Shmuel De-Saban - CFO
Print Type

State of Delaware Secretary of State Division of Corporations Delivered 01:53 PM 12/24/2014 FILED 01:53 PM 12/24/2014 SRV 141587030 – 4514760 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of DYNAMIC APPLICATIONS CORP. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

The name of the Corporation is:

OWC Pharmaceutical Research Corp.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this, certificate to be signed this 25th day of November, 2014.

By:	/s/ Mordechai Bignitz
Authorized Officer

Title:	Chief Executive Officer

Name:	Mordechai Bignitz
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 04:36 PM 07/29/2015 FILED 04:26 PM 07/29/2015 SRV 151109262 – 4514760 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND/OR REGISTERED OFFICE
OWC PHARMACEUTICAL RESEARCH CORP.

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

First: The name of the corporation is OWC PHARMACEUTICAL RESEARCH CORP.

Second: The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is Harvard Business Services, Inc. The address of the Registered Agent is 16192 Coastal Highway, Lewes, DE 19958, County of Sussex.

Third: The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

State of Delaware Secretary of State Division of Corporations Delivered 03:20 PM 04/25/2018 FILED 03:20 PM 04/25/2018 SR 20183023787 – File Number 4514760

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
SERIES A CONVERTIBLE PREFERRED STOCK OF
OWC PHARMACEUTICAL RESEARCH CORP.

I, Mordechai Bignitz, hereby certify that I am the Chief Executive Officer of OWC Pharmaceutical Research Corp, (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), and further do hereby certify:

That pursuant to the authority expressly conferred upon the board of directors of the Corporation (the “Board of Directors”) by the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors, by unanimous written consent of its directors pursuant to Article 4 of the Corporation’s Certificate of Incorporation and Section 141(f) of the DGCL, on April 30, 2018, adopted the following resolutions in connection with designating shares of stock as Series A Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board of Directors designates the Series A Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

1. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” shall have the meaning assigned under the Rules and Regulations promulgated under the 1934 Act and judicial interpretations thereof.

(d) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 9(a)) of shares of Common Stock (other than rights of the type described in Section 8(a) hereof) that could result in a decrease in the net consideration received by the Corporation in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(e) “Approved Stock Plan” means any employee benefit plan or agreement which has been approved by the Board of Directors of the Corporation prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock and options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Corporation in their capacity as such.

(f) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Corporation’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(g) “Bankruptcy Triggering Events” means each of the following events:

(i) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any Subsidiary and, if instituted against the Corporation or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(ii) the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Corporation or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

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(iii) the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Corporation or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Subsidiary under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(h) “Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U,S, Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

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(i) “Bloomberg” means Bloomberg, L.P.

(j) “Change of Control” means (A) any Fundamental Transaction other than (i) any merger of the Corporation or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Corporation’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, such holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the Board of Directors of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation or any of its Subsidiaries or (B) Mr. Bignitz shall no longer be employed as CEO of the Corporation.

(k) “Closing Bid Price” and “Closing Price” mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security as reported by OTC Markets Group Inc. or any successor. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holder, If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 21. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

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(l) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement.

(m) “Common Stock” means (i) the Corporation’s shares of common stock, $0,00001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(n) “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Conversion Value thereof, and (2) unpaid Late Charges with respect to such Conversion Value and any applicable Make- Whole Payments.

(o) “Conversion Price” means, with respect to the Conversion Amount of each Preferred Share, as of any Conversion Date or other date of determination, an amount equal to the lower of: (i) $0.20; (ii) the Closing Price of the Common Stock on the Principal Market on the day prior to the Closing Date; or (iii) the VWAP of the Common Stock for the five (5) Trading Days prior to the Closing Date, subject to adjustment as provided herein,

(p) “Conversion Value” means, with respect to each Preferred Share, an amount equal to (1) the Stated Value plus any Make-Whole Payment determined in accordance with Section 4(c) hereof, divided by (2) the Conversion Price, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares,

(q) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(r) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market, or any successor to any of the foregoing.

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(s) “Equity Conditions” means: (i) the Common Stock shall be listed for trading or quoted on the Principal Market on which such shares are listed or trade as of a date in question, the Corporation believes, in good faith, that the trading of the Common Stock on such trading market will continue uninterrupted for the foreseeable future, and no facts exist which with the passage of time could reasonably be expected to result in the shares ceasing to be listed or traded on the Principal Market; (ii) there have been no written communications by or to the Corporation or actions taken or pending against the Corporation revoking or threatening to revoke the listing or trading of the Common Stock on such Principal Market, and no facts exist which with the passage of time could reasonably be expected to result in the listing or trading on such Principal Market being revoked; (iii) the price of the Common Stock has not fallen below, or the Corporation does not otherwise fail to meet the minimum listing requirements of such Principal Market then in effect, and no facts exist which with the passage of time could reasonably be expected to result in the Corporation failing to meet such requirements; (iv) the Corporation has complied with all of the conversion, exercise and other provisions of the Certificate of Designations, Warrant and other Transaction Documents; (v) the Corporation shall not otherwise be in default with respect to the Preferred Shares or Warrants, an Event of Default shall not have occurred, and any three (3) or more Triggering Events shall not have occurred; (vi) the shares of Common Stock underlying the Preferred Shares or the Warrants have been registered and the prospectus complies with Section 10(a) of the 1933 Act, or, where applicable, the Corporation’s compliance with the public information requirements of Section 13 of the 1934 Act, or the Corporation’s compliance with the public information requirements of Rule 144(c) and the shares of Common Stock issued pursuant to a conversion of the Preferred Shares, received in respect of dividends on the Preferred Shares or underlying Warrants are eligible to be sold pursuant to Rule 144 without any volume restrictions and without the need for registration under the federal securities laws and are otherwise exempt from registration or qualification under the applicable state securities laws as set forth in an opinion to that effect, addressed and acceptable to the Transfer Agent for the Common Stock and the Holder; (vi) the Shares of Common Stock issued upon a conversion of the Preferred Shares or in respect of dividend are duly authorized for issuance, reserved with the Transfer Agent in an amount equal to at least five (5) times the shares of Common Stock then issuable pursuant to a conversion of the Preferred Shares or an exercise of the Warrants and eligible for trading without restriction on the Principal Market; (vii) the average daily dollar trading volume of the Common Stock on the Principal Market for the ten (10) consecutive Trading Days prior to the issuance or receipt of shares of Common Stock pursuant to conversion redemption of the Preferred Shares or in respect of dividends is above (A) $100,000 (as set forth on Bloomberg or OTC Markets, Inc.) if such issuance or receipt occurs within the first eight (8) months after the Closing Date; or (B) $250,000 (as set forth on Bloomberg or a successor thereto if volume is not reported by is not reported by Bloomberg) if such issuance or receipt occurs after the first eight (8) months from the Closing Date; (viii) a Holder is not in possession of any information provided by or on behalf of the Corporation that constitutes or may constitute material non-public information; (ix) the Corporation’s Common Stock must be eligible for the Deposit or Withdrawal at Custodian system and not subject to a “DTC chill” or “freeze”; and (x) the shares of Common Stock delivered pursuant to a conversion, redemption or amortization of the Preferred Shares must be delivered through the Depository Trust Corporation’s (“DTC”) Fast Automated Securities Transfer (“FAST”) Program,

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(t) “Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Days ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5).

(u) “Exempt Issuance” means (i) shares of Common Stock, restricted stock units or standard options to purchase Common Stock issued to directors, officers, consultants or other service providers, employees of or to the Corporation for services rendered to the Corporation in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided: (A) the exercise price of any such options is not lowered below $0,20 per share; (B) none of the terms or conditions of any such options are otherwise materially changed in any manner that materially adversely affects any of the Holders; (C) each such issuance is approved by a majority of disinterested members of the Board of Directors; and (D) issuances by the Corporation relying on this provision (i) may not collectively exceed 5,000,000 shares of Common Stock, restricted stock units or standard options to purchase Common Stock in any calendar year; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above issued prior to the Subscription Date, provided that the conversion price of any such Convertible Securities or standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above is not lowered (other than in accordance with the term thereof in effect as of the Subscription Date) from the exercise or conversion price in effect as of the Subscription Date (whether pursuant to the terms of such Convertible Securities or otherwise), none of such Convertible Securities or standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above are otherwise materially changed in any manner that adversely affects any of the Holders; (iii) the shares of Common Stock Issuable upon conversion of the Preferred Shares or otherwise pursuant to the terms of this Certificate of Designations; provided, that the terms of this Certificate of Designations are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), (iv) the shares of Common Stock issuable upon exercise of the Warrants required to be issued under the Securities Purchase Agreement pursuant to which the Preferred Shares were issued; provided, that the terms of the Warrants are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), (v) securities issued pursuant to a merger, acquisition or similar transaction; provided that (A) the primary purpose of such issuance is strategic and not to raise capital, (B) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such transactions, (2) the actual owners of such assets or securities acquired in such merger, acquisition or similar transaction, (3) the shareholders, partners or members of the foregoing Persons and (4) Persons whose primary business does not consist of in investing in securities, (C) the number or amount (as the case may be) of such shares of Common Stock issued to such Person by the Corporation shall not be disproportionate to such Person’s actual ownership of such assets or securities to be acquired by the Corporation (as applicable), and (D) such transaction is approved by a majority of the disinterested members of the Board of Directors; (vi) a collaboration, license, development, marketing or other strategic agreement or partnership (“Strategic Agreement”), provided that (A) any such issuance shall only be to a Person which is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, (B) the primary purpose of such issuance is strategic and not to raise capital, (C) the purchaser or acquirer of such securities in such issuance solely consists of either (1) the actual participants in such Strategic Agreement, (2) the actual owners of such strategic assets or securities to be used by the Corporation pursuant to such Strategic Agreement, (3) the shareholders, partners or members of the foregoing Persons and (4) Persons whose primary business does not consist of in investing in securities, (D) the number or amount (as the case may be) of such shares of Common Stock issued to such Person by the Corporation shall not be disproportionate to such Person’s actual participation in such Strategic Agreement or ownership of such strategic assets or securities to be acquired by the Corporation pursuant to such Strategic Agreement (as applicable), (E) each such issuance is approved by a majority of disinterested members of the Board of Directors; and (F) issuances by the Corporation relying on this provision (vi) may not collectively exceed 5,000,000 shares of Common Stock in any calendar year; (vii) securities issued to conventional banks, commercial lessor or equipment lessors which are regularly engaged in the making of commercial loans, provided that each such issuance is approved by the Board of Directors; (viii) options to purchase 1,500,000 shares of common stock at an exercise price of $0.05 per share to a single recipient; or (viii) shares of Common Stock issued as a dividend pursuant to ownership of the Preferred Shares.

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(v) “Fundamental Transaction” means (A) that the Corporation shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Corporation to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Corporation shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Corporation sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Corporation to surrender their shares of Common Stock without approval of the shareholders of the Corporation or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(w) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(x) “Holder” or “Holders” means a holder of Preferred Shares.

(y) “Initial Issuance Date” means the Subscription Date.

(z) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(aa) “Liquidation Preference” shall mean 120% of the Stated Value of a Preferred Share plus accrued but unpaid dividends.

(bb) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(cc) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(dd) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(ee) “Principal Market” means the OTCQB (or any successor market) or higher (i.e., NASDAQ or NYSE) market.

(ff) “Redemption Amount” means, collectively, the Mandatory Redemption Amount, the Bankruptcy Redemption Amount, the Optional Redemption Amount, the Offering Redemption Amount, the Sale Redemption Amount and the Change of Control Redemption Amount, and each of the foregoing, individually, a “Redemption Amount.”

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(gg) “Redemption Notices” means, collectively, a Mandatory Redemption Notice, an Optional Redemption Notice, an Offering Redemption Notice, a Sale Redemption Notice and a Change of Control Redemption Notice, and each of the foregoing, individually, a “Redemption Notice.”

(hh) “Redemption Premium” means: (i) if the Redemption Date occurs within the first six (6) months of the Term, an amount equal to 115% of the Stated Value of each Preferred Share plus any unpaid accrued dividends; or (ii) if the Redemption Date occurs after the first six (6) months of the Term, an amount equal to 120% of the Stated Value of each Preferred Share plus any unpaid accrued dividends.

(ii) “SEC” means the Securities and Exchange Commission or the successor thereto.

(jj) “Securities Purchase Agreement” means that certain securities purchase agreement by and among the Corporation and the initial Holders dated as of the Subscription Date, as may be amended from time in accordance with the terms thereof.

(kk) “Stated Value” means $ 10,000.00 per Preferred Share.

(ll) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(mm) “Subscription Date” with respect to any Holder means the date as of which both the Holder and the Corporation have executed the Securities Purchase Agreement.

(nn) “Subsidiary” when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

(oo) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(pp) “Term” has the meaning ascribed to such term in the Securities Purchase Agreement.

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(qq) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange ormarket for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p,m,, New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which the New York Stock Exchange (or any successor thereto) is open for trading of securities.

(rr) “Transaction Documents” means the Securities Purchase Agreement, this Certificate of Designations, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, the Lock-Up Agreements (as defined in the Securities Purchase Agreement), and each of the other agreements and instruments entered into or delivered by the Corporation or any of the Holders in connection with the transactions contemplated by the Securities Purchase Agreement, all as may be amended from time to time in accordance with the terms thereof.

(ss) “Triggering Events” means each of the following events:

(i) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on the Principal Market for a period of at least five (5) consecutive Trading Days, or an aggregate of ten (10) or more Trading Days (in each other than a result of a general cessation of trading on the Principal Market);

(ii) except as may be provided in a separate written agreement signed by the holder, the Corporation’s notice, written or oral, to any holder of Preferred Shares or Warrants, including, without limitation, by way of public announcement, any objection or instruction to its transfer agent not to comply with any notice from any Holder, or through any of its agents, at any time, of its intention not to comply with a request for exercise of any Warrants for Warrant Shares in accordance with the provisions of the Warrants or a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 5(g) hereof;

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(iii) except as otherwise provided herein, at any time following the tenth (10th) consecutive day that a Holder’s Authorized Share Allocation (as defined in Section 11(a) below) is less than 500% of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Preferred Shares then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations) and exercise in full of all Warrants then held by such Holder (without regard to any limitations on exercise set forth in the Warrants);

(iv) the Corporation’s failure to pay any amount (including Late Charges) when and as due under this Certificate of Designations (including, without limitation, the Corporation’s failure to pay any redemption payments or amounts hereunder), the Securities Purchase Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the DGCL), in each such case only if such failure remains uncured for a period of at least two (2) Trading Days;

(v) the Corporation fails to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by causing delivery of the required number of shares of Common Stock within two (2) Trading Days after the applicable Conversion Date or Exercise Date (as defined in the Warrants) (as the case may be);

(vi) the Corporation issues shares in certificated form when holder has requested DWAC delivery, issues shares containing a restrictive legend, or fails to remove any transfer restrictions or restrictive legend on any certificate, with respect to any shares of Common Stock issued to such Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by such Holder under the Securities Purchase Agreement as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least two (2) Trading Days;

(vii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $100,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Corporation or any of its Subsidiaries;

(viii) any Bankruptcy Triggering Event occurs;

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(ix) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Corporation and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Corporation provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Corporation or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(x) the Corporation or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $ 100,000 due to any third party (other than, with respect to unsecured indebtedness only, payments contested by the Corporation and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) knowingly suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Corporation or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Corporation or any of its Subsidiaries, individually or in the aggregate;

(xi) other than as specifically set forth in another clause of this definition, the Corporation or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) consecutive Trading Days;

(xii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation as to whether any Triggering Event has or has not occurred;

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(xiii) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Corporation or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Corporation or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(xiv) (1) the occurrence of any event described in Rule 506(d)(1) under the 1933 Act, (2) the Corporation or any Subsidiary is indicted, charged with or convicted of any crime, (3) any Affiliate of the Corporation or any person who is an officer, director or member of senior management of the Corporation or any Subsidiary on or after the Initial Issuance Date (collectively, “Management”) is arrested, indicted, charged with or convicted of any felony, assault, patient abuse, sexual offense, sex related crime, or other crime involving moral turpitude, (4) the Corporation, any Affiliate, or any member of Management is found civilly liable for patient abuse, sexual harassment, or hostile work environment, or (5) the SEC, Department of Justice, Food and Drug Administration, or any similar government enforcement or regulatory agency files a complaint in any court or institutes administrative proceedings in any jurisdiction against the Corporation, any Affiliate, or any member of Management;

(xv) a failure to satisfy any of the Equity Conditions (except for condition (vii) thereof);

(xvi) while any Registration Statement is required to be maintained effective, the effectiveness of the Registration Statement lapses for any reason, including, without limitation, the issuance of a stop order, or the Registration Statement, or the prospectus contained therein, is unavailable for use by Holders for a period of at least five (5) consecutive Trading Days, or an aggregate of ten (10) or more Trading Days;

(xvii) the Corporation does not timely comply with the reporting requirements of the 1934 Act and the regulations promulgated thereunder, or within the timeframe provided under any extension, if applicable, including without limitation timely filing all public reports; or

(xviii) any material provision of this Certificate of Designations shall at any time for any reason, other than pursuant to the express terms thereof, cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof will be contested by any party thereto, or a proceeding will be commenced by the Corporation or any subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Corporation or any subsidiary denies that it has any liability or obligation purported to be created under this Certificate of Designations.

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It is intended that all adjustments made following a Triggering Event will serve to reasonably compensate Holders for the consequences and increased risk following a Triggering Event, and not as a penalty or punishment for any breach by the Corporation, The Corporation acknowledges that the actual damages likely to result from a Triggering Event are difficult to estimate and would be difficult for Holders to prove.

(tt) “Triggering Event Conversion Amount” means, with respect to each Preferred Share converted pursuant to Section 5(c), the sum of (1) 125% of the Liquidation Preference plus (2) accrued and unpaid dividends plus (3) an additional dividend equal to 1.5%, compounded monthly, for the duration of such Triggering Event plus (4) any accrued and unpaid Late Charges with respect to any of the amounts set forth in (1) through (3) as of such Triggering Event Conversion Date.

(uu) “Triggering Event Conversion Price” means, as of any Triggering Event Conversion Date, an amount equal to (A) 75% of the quotient determined by dividing (x) the sum of the three (3) lowest Closing Prices of the Common Stock during the period beginning ten (10) Trading Days prior to such Triggering Event Conversion Date and ending three (3) Trading Days after the shares of Common Stock are received into Holder’s brokerage account and fully cleared for trading, by (y) three (3), minus (B) $0,01.

(vv) “VWAP” means, for any security as of any date, the dollar volume- weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p,m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by the Principal Market, If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders, If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 21. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

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(ww) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(xx) “Warrant Shares” means, collectively, the shares of Common Stock issuable upon exercise of the Warrants.W

2. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series A Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be 1,000 shares. Each Preferred Share shall have a par value of $0.00001. Capitalized terms not defined herein shall have the meaning as set forth in Section 1 above.

3. Ranking, Except to the extent that the holders of at least a majority of the outstanding Preferred Shares (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 15, all shares of capital stock of the Corporation shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, redemption rights, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Corporation shall be subject to the rights, powers, preferences and privileges of the Preferred Shares, Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, redemption rights, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, redemption rights, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date no Preferred Shares remain outstanding. In the event of the merger or consolidation of the Corporation with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

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4. Dividends and Distributions.

(a) Payment. Each Holder of Preferred Shares shall be entitled to receive dividends on each Preferred Share, payable quarterly on March 31, June 30, September 30, and December 31, commencing June 30,2018 (which shall be pro-rated), (the “Dividend Payment Date”), in an amount equal to five percent (5%) per annum of the Stated Value of each Preferred Share and which shall be cumulative. Such dividends shall be due and payable in cash or freely tradable Common Stock in the sole discretion of the Corporation provided, however, that the Corporation may only elect to pay such a dividend in shares of Common Stock if, at the time such dividend is declared, the Corporation is in full compliance with all of the Equity Conditions. In the event the Corporation properly elects to pay a dividend in shares of Common Stock, the number of shares of Common Stock issuable for each Preferred Share shall be equal to: (i) five percent (5%) of the Conversion Value of such Preferred Share divided by (ii) an amount equal to (A) 85% of the quotient determined by dividing (x) the sum of the three (3) lowest Closing Prices of the Common Stock during the period beginning five (5) Trading Days prior to the Dividend Payment Date and ending three (3) Trading Days after the shares of Common Stock are received into Holder’s brokerage account and fully cleared for trading, by (y) three (3), minus (B) $0.01.

(b) Notwithstanding any provision herein, the Corporation may only elect to pay cash dividends hereunder to the extent of amounts available for payment of dividends under applicable Delaware law.

(c) Make-Whole. In the event a Holder voluntarily converts Preferred Shares prior to the expiration of the Term or the Preferred Stock is converted by the Corporation pursuant to Section 5(b), in connection with such conversion the Holder shall be entitled to an amount per Preferred Share equal to the aggregate dividend payments such Holder would have received for each converted Preferred Share had the Holder held such Preferred Shares through the expiration of the Term, with such amount payable at the time of conversion (the “Make-Whole Payment”). The Make-Whole Payment shall be payable in cash or, in the sole discretion of the Corporation, freely tradable Common Stock provided, however, that the Corporation may only elect to pay such Make-Whole Payment in shares of Common Stock if, at the time such Preferred Share is converted, the Corporation is in full compliance with all of the Equity Conditions. The Make-Whole Payment, if paid in cash, shall be provided by the Corporation to the Holder on the date the Holder receives shares of Common Stock upon the conversion of such Preferred Shares in accordance with Section 5(e)(i) hereof. In the event the Corporation properly elects to provide to the Holder the Make-Whole Payment in shares of Common Stock, the number of additional shares of Common Stock to be provided to such Holder shall be determined in accordance with Section 5(d) hereof.

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5. Conversion. At any time after the Initial Issuance Date, each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 5.

(a) Holder’s Optional Conversion Right. Subject to the provisions of Section 5(g), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 5(e) at the Conversion Rate (as defined below).

(b) Mandatory Conversion.

(i) Qualified Offering. Subject to the provisions of Section 5(g) and 7(d), if at any time at least thirty (30) days after the Registration Statement is declared effective that all Equity Conditions are met there shall occur a public offering (including, without limitation, a Regulation A offering) of shares of Common Stock at a price per share (prior to any deductions for underwriting commissions or discounts and other expenses) equal to or greater than 225% of the Share Price and resulting in aggregate gross proceeds of not less than $10,000,000 in which Company’s Common Stock will be listed or quoted on a national securities exchange, i.e. NASDAQ or NYSE (a “Qualified Offering”), every outstanding Preferred Share shall automatically convert into shares of Common Stock in accordance with the provisions of this Section 5(b).

(ii) Share Price. Subject to the provisions of Section 5(g), and provided the Corporation is in compliance with each and every one of the Equity Conditions (including the volume limitation set forth in (vii) under Equity Conditions regardless of the timing of the required conversion), if, at any time on or after the Registration Statement is declared effective that all Equity Conditions are met and the price per share of the Common Stock reaches a Closing Price equal to or greater than 225% of the Conversion Price and maintains such price for thirty (30) consecutive days (the “Mandatory Share Price Conversion Requirement”), the Corporation may require each Holder to convert 1/12 of the outstanding Preferred Shares into shares of Common Stock in accordance with this Section 5(b) hereof (each, a “Mandatory Share Price Conversion”). For the avoidance of doubt, each Mandatory Share Price Conversion shall reset the Mandatory Share Price Conversion Requirement, and the Corporation shall be required to achieve the Mandatory Share Price Conversion Requirement, in full, each time it desires to undertake a Mandatory Share Price Conversion. For example, if the Corporation meets the Mandatory Share Price Requirement in any thirty (30) days, it shall be entitled to one (1) Mandatory Share Price Conversion and the Mandatory Share Price Conversion Requirement shall thereafter reset, and require the Corporation to meet the Mandatory Share Price Requirement for a period beginning or following the prior Mandatory Conversion and continuing for thirty (30) days in order to have the option to institute an additional Mandatory Share Price Conversion, In no event will the Corporation be entitled to a second Mandatory Share Price Conversion if, on the thirty-first (31st) day following the 30-day Mandatory Conversion period the Common Stock reaches a closing price equal to or greater than 225% of the Closing Price.

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(iii) If the Corporation elects a mandatory conversion pursuant to this Section 5(b). it shall treat all Holders in a similar manner.

(c) Triggering Event Conversion. Subject to Section 5(g), at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the date of the cure of such Triggering Event (the “Triggering Event Period”), a Holder may, at such Holder’s option, by delivery of notice to the Corporation (a “Triggering Event Conversion Notice”) specify a future date (each an “Triggering Event Conversion Date”) upon which such Holder shall require the Corporation to convert all, or any number of Preferred Shares into shares of Common Stock by dividing (A) the Triggering Event Conversion Amount by (B) the Triggering Event Conversion Price.

(d) Optional Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Preferred Share pursuant to Section 5(a) shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”).

(e) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner, provided that in the event of a mandatory conversion, under Section 5(b) the Holders shall not be required to provide the Corporation with an initial Conversion Notice:

(i) Conversion. To convert a Preferred Share into shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of a notice of conversion of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Conversion Notice to such Holder and the Corporation’s transfer agent (the “Transfer Agent”). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Corporation shall (1) provided that the Transfer Agent is participating in the DTC’s Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (“DWAC”) system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled, bearing no restrictive legend. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 5(e)(iii) is greater than the number of Preferred Shares being converted, then the Corporation shall, as soon as practicable and in no event later than two (2) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate (in accordance with Section 16(d)) representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, The Corporation will at all times diligently take or cause to be taken all actions reasonably necessary to cause the shares of Common Stock to be issued and delivered as soon as reasonably possible, and will take no action to delay or prevent issuance or delivery of the shares.

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(ii) Corporation’s Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (X) the Corporation shall pay in cash to such Holder on each day after the Share Delivery Deadline and during such Conversion Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by such Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Preferred Shares that has not been converted pursuant to such Conversion Notice; provided that the voiding of an Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 5(e)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Corporation shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Corporation’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s exercise hereunder or pursuant to the Corporation’s obligation pursuant to clause (ii) below and if on or after such Share Delivery Deadline such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so is entitled to receive from the Corporation, then, in addition to all other remedies available to such Holder, the Corporation shall, within two (2) Trading Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Corporation’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II).

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(iii) Registration; Book-Entry. The Corporation’s Transfer Agent shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and dividends hereunder) notwithstanding notice to the contrary. Notwithstanding anything to the contrary set forth in this Section 5, following conversion of any Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preferred Shares to the Corporation. Each Holder and the Corporation shall maintain records showing the Stated Value, dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of a Preferred Share Certificate upon conversion. If the Corporation does not update the Register to record such Stated Value, dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Trading Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error, A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each Preferred Share Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 5(e)(iii)(ii) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 5(e)(iii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

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(f) Fractions; Disputes. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the clearing agent and Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 21.

(g) Limitation on Beneficial Ownership. The Corporation shall not affect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion (which provision may be waived by such Holder by written notice from such Holder to the Corporation, which notice shall be effective sixty-one (61) calendar days after the date of such notice). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the Warrants) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5(g). For purposes of this Section 5(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Corporation receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 5(g), to exceed the Maximum Percentage, such Holder must notify the Corporation of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one (1) Trading Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including such Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-l (a)(1) of the 1934 Act. No prior inability to convert such Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 5(g) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5(g) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Preferred Shares.

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6. Rights Upon Fundamental Transactions.

(a) Assumption. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a Stated Value and dividend rate equal to the Stated Value and dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 8(a) and 14, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preferred Shares prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Corporation to waive this Section 6(a) to permit the Fundamental Transaction without the assumption of the Preferred Shares, The provisions of this Section 6(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares.

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7. Redemptions.

(a) Mandatory Redemption other than Upon Bankruptcy Triggering Event. Subject to the provisions of Section 7(b) hereof, beginning on the two hundred and seventieth (270) day after the Closing Date (the “Mandatory Redemption Start Date”) and continuing every thirtieth (30) day thereafter throughout the remainder of the Term (each, a “Mandatory Redemption Date”), the Corporation shall be required to offer to redeem 1/12 of the Preferred Shares outstanding as of the Mandatory Redemption Start Date. The Corporation shall provide each Holder a written notice on the Mandatory Redemption Start Date and on each Mandatory Redemption Date thereafter (each, a “Mandatory Redemption Notice”) which shall contain an irrevocable offer to redeem up to 1/12 of the Preferred Shares outstanding as of the Mandatory Redemption Start Date until such time as the Term expires or there are no longer any outstanding Preferred Shares, Each Holder shall, within five (5) Trading Days of receipt of a Mandatory Redemption Notice, provide a written response to the Corporation specifying whether such Holder has accepted the Corporation’s offer to redeem such Holder’s outstanding Preferred Shares and, if applicable, how many outstanding Preferred Shares the Holder shall require the Corporation to redeem. In the event a Holder desires to have all or a portion of its Preferred Shares redeemed by the Corporation, the provisions of Section 7(f) and (g) shall apply. Each of the Preferred Shares redeemed by the Corporation pursuant to this Section 7(a) shall be redeemed for an amount equal to 110% of the Stated Value of such Preferred Share plus any unpaid accrued dividends to the Mandatory Redemption Date (the “Mandatory Redemption Amount”), and may be redeemed in cash or, in the sole discretion of the Corporation, freely tradable Common Stock (pursuant to Rule 144 or otherwise) provided, however, that the Corporation may only elect to redeem such Preferred Shares using shares of Common Stock if, at the time such Preferred Shares are redeemed, the Corporation is in full compliance with all of the Equity Conditions. In the event the Corporation properly elects to redeem Preferred Shares by issuing shares of Common Stock, the number of shares of Common Stock issuable for each Preferred Share shall be equal to: (i) the Mandatory Redemption Amount divided by (ii) an amount equal to (A) 80% of the quotient determined by dividing (x) the sum of the three (3) lowest Closing Prices of the Common Stock during the period beginning five (5) Trading Days prior to the applicable Mandatory Redemption Date and ending three (3) Trading Days after the shares of Common Stock are received into Holder’s brokerage account and fully cleared for trading, by (y) three (3), minus (B) $0,01; provided, however, that in no event shall the price of the Common Stock calculated for purposes of this Section 7(a) be higher than the Conversion Price or a Warrant exercise price.

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(b) Mandatory Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, the Corporation shall immediately redeem, in cash, each of the Preferred Shares then outstanding at a redemption price (the “Bankruptcy Redemption Amount”) equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 125% of the Liquidation Preference, plus accrued and unpaid dividends plus an additional dividend equal to 1.5% compounded monthly and accrued and unpaid Late Charges, and (ii) the product of (X) the Conversion Rate then in effect with respect to the Conversion Amount multiplied by (Y) the product of (1) 125% of the Liquidation Preference, plus accrued and unpaid dividends plus an additional dividend equal to 1.5% compounded monthly and accrued and unpaid Late Charges multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Corporation makes the entire payment required to be made under this Section 7(b), without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment under any other Redemption Amount, as applicable.

(c) Optional Redemption by Corporation. The Corporation may, at any time upon at least fifteen (15) Trading Days prior written notice to each Holder (an “Optional Redemption Notice”), redeem all or a portion of the outstanding Preferred Shares (an “Optional Redemption”). The Optional Redemption Notice shall state the Trading Day upon which the Optional Redemption shall occur (the “Optional Redemption Date”) and the number of Preferred Shares the Corporation shall redeem from such Holder. Notwithstanding the foregoing or anything contained herein to the contrary, at any time prior to the Optional Redemption Date, each Holder may, by written notice to the Corporation (an “Alternative Conversion Notice”), elect to convert all or a portion of such Holder’s Preferred Shares pursuant to any other provision of this Certificate of Designation (an “Alternative Conversion”), and upon receipt of any such notice, the conversion method specified by the Holder therein shall govern the conversion of the number of Preferred Shares set forth therein. For the avoidance of doubt, if a Holder shall elect to convert less than the total number of Preferred Shares specified for redemption in the Optional Redemption Notice converted pursuant to an Alternative Conversion, the remaining number of Preferred Shares specified in the Optional Redemption Notice shall be redeemed in accordance with the terms of this Section 7(c) on the Optional Redemption Date. Each Preferred Share redeemed by the Corporation on the Optional Redemption Date as set forth in this Section 7(c) shall be redeemed, in cash, in an amount equal to: (i) 115% of the Stated Value plus accrued and unpaid dividends as of the Optional Redemption Date if the Optional Redemption Date shall occur within the first one hundred and eighty (180) days from the Closing Date; or (ii) 120% of the Stated Value plus accrued and unpaid dividends as of the Optional Redemption Date if the Optional Redemption Date shall occur after the first one hundred and eighty (180) days from the Closing Date (“Optional Redemption Amount”). In both events, the Corporation shall pay the Make-Whole Payment.

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(d) Offering and Sale of Assets Redemption Rights.

(i) Upon the occurrence of an offering of debt or equity securities of the Corporation or any of its Subsidiaries resulting in gross proceeds of not less than $10,000,000, and prior to the automatic conversion of the Preferred Shares in accordance with Section 5(b)(i) hereof, the Corporation shall, within one (1) Trading Day of the closing of such offering, provide a written notice to the Holders offering to redeem fifty percent (50%) of the Preferred Shares (an “Offering Redemption Notice”) for an amount equal to the Redemption Premium (the “Offering Redemption Amount”). Each of the Preferred Shares redeemed by the Corporation pursuant to this Section 7(d)(i) shall, if the offer is accepted by a Holder, be redeemed for an amount equal to the Redemption Premium, and may be redeemed in cash or, in the sole discretion of the Corporation, freely tradable Common Stock (pursuant to Rule 144 or otherwise) provided, however, that the Corporation may only elect to redeem such Preferred Shares using shares of Common Stock if, at the time such Preferred Shares are redeemed, the Corporation is in full compliance with all of the Equity Conditions. In the event the Corporation properly elects to redeem Preferred Shares by issuing shares of Common Stock, the number of shares of Common Stock issuable for each Preferred Share shall be equal to: (i) the Redemption Premium divided by (ii) an amount equal to (A) 80% of the quotient determined by dividing (x) the sum of the three (3) lowest Closing Prices of the Common Stock during the period beginning ten (10) Trading Days prior to the Change of Control Redemption Date and ending three (3) Trading Days after the shares of Common Stock are received into Holder’s brokerage account and fully cleared for trading, by (y) three (3), minus (B) $0,01; provided, however, that in no event shall the price of the Common Stock calculated for purposes of this Section 7(d)(i) be higher than the Conversion Price or a Warrant exercise price.

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(ii) Upon the sale of assets (other than products sold in the ordinary course of the Corporation’s or its Subsidiaries’ business)of the Corporation or its Subsidiaries in an amount in excess of $500,000, the Corporation shall, within one (1) Trading Day of the closing of such sale, provide a written notice to the Holders offering to redeem with the gross proceeds received upon such sale, 100% of the Preferred Shares (a “Sale Redemption Notice”) for an amount equal to the Redemption Premium (the “Sale Redemption Amount”). Each of the Preferred Shares redeemed by the Corporation pursuant to this Section 7(d)(ii) shall, if the offer is accepted by a Holder, be redeemed for an amount equal to the Redemption Premium, and may be redeemed in cash or, in the sole discretion of the Corporation, freely tradable Common Stock (pursuant to Rule 144 or otherwise) provided, however, that the Corporation may only elect to redeem such Preferred Shares using shares of Common Stock if, at the time such Preferred Shares are redeemed, the Corporation is in full compliance with all of the Equity Conditions. In the event the Corporation properly elects to redeem Preferred Shares by issuing shares of Common Stock, the number of shares of Common Stock issuable for each Preferred Share shall be equal to: (i) the Redemption Premium divided by (ii) an amount equal to (A) 80% of the quotient determined by dividing (x) the sum of the three (3) lowest closing prices of the Common Stock during the period beginning ten (10) Trading Days immediately prior to the Change of Control Redemption Date and ending three (3) Trading Days after the shares of Common Stock are received into Holder’s brokerage account and fully cleared for trading, by (B) three (3), minus (B) $0.01; provided, however, that in no event shall the price of the Common Stock calculated for purposes of this Section 7(d)(ii) be higher than the Conversion Price or a Warrant exercise price.

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(e) Change of Control Redemption Right.

No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier to each Holder offering to redeem all or any portion of such Holder’s Preferred Shares (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, such Holder may require the Corporation to redeem all or any portion of such Holder’s Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Corporation, which Change of Control Redemption Notice shall indicate the number of Preferred Shares such Holder is electing to have the Corporation redeem. Each of the Preferred Shares redeemed by the Corporation pursuant to this Section 7(e) shall be redeemed for an amount equal to the Redemption Premium (the “Change of Control Redemption Amount”), and may be redeemed in cash or, in the sole discretion of the Corporation, freely tradable Common Stock (pursuant to Rule 144 or otherwise) provided, however, that the Corporation may only elect to redeem such Preferred Shares using shares of Common Stock if, at the time such Preferred Shares are redeemed, the Corporation is in full compliance with all of the Equity Conditions, In the event the Corporation properly elects to redeem Preferred Shares by issuing shares of Common Stock, the number of shares of Common Stock issuable for each Preferred Share shall be equal to: (i) the Redemption Premium divided by (ii) an amount equal to (A) 80% of the quotient determined by dividing (x) the sum of the three (3) lowest Closing Prices of the Common Stock during the period beginning ten (10) Trading Days prior to the Change of Control Redemption Date and ending three (3) Trading Days after the shares of Common Stock are received into Holder’s brokerage account and fully cleared for trading, by (B) three (3); provided, however, that in no event shall the price of the Common Stock calculated for purposes of this Section 7(e) be higher than the Conversion Price or a Warrant exercise price. Redemptions required by this Section 7(e) shall have priority to payments to all other stockholders of the Corporation in connection with such Change of Control. To the extent redemptions required by this Section 7(e) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 7(e), but subject to Section 5(g), until the applicable Redemption Premium (together with any Late Charges thereon) is paid in full to the applicable Holder, the Preferred Shares submitted by such Holder for redemption under this Section 7(e) may be converted, in whole or in part, by such Holder into Common Stock pursuant to an Alternative Conversion by providing the Corporation with an Alternative Conversion Notice, or, in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Corporation’s shares of Common Stock, In the event of the Corporation’s redemption of any of the Preferred Shares under this Section 7(e), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder, Accordingly, any Redemption Premium due under this Section 7(e) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. The Corporation shall make payment of the applicable Change of Control Redemption Premium concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control (the “Change of Control Redemption Date”).

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(f) Redemption Mechanics. If the Company provides a Holder with a Redemption Notice, or if a Holder provides the Company with a Redemption Notice (in both cases, in accordance with this Section 7), the Corporation shall deliver the applicable Redemption Amount to such Holder in cash or Common Stock (as the case may be) within two (2) Trading Days after the Corporation’s receipt or transmission of such Redemption Notice (the ‘ Redemption Date”). Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of such Holder delivered in writing to the Corporation, the applicable Redemption Amount hereunder shall be increased by the amount of such cash payment owed to such Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Corporation’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Preferred Shares, the Corporation shall promptly cause to be issued and delivered to such Holder a new Preferred Share Certificate (in accordance with Section 16) representing the number of Preferred Shares which have not been redeemed. In the event that the Corporation does not pay the applicable Redemption Amount to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), at any time thereafter and until the Corporation pays such unpaid Redemption Amount in full, such Holder shall have the option, in lieu of redemption, to require the Corporation to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable Redemption Amount (together with any Late Charges thereon) has not been paid. Upon the Corporation’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Preferred Shares, and (y) the Corporation shall immediately return the applicable Preferred Share Certificate, or issue a new Preferred Share Certificate (in accordance with Section 16(d)), to such Holder, and in each case the accrued and unpaid dividends attributable to such Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable Redemption Amount (as the case may be, and as adjusted pursuant to this Section 7(f), if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption.

(g) Redemption by Multiple Holders. Upon the Corporation’s receipt of a Redemption Notice from any Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in this Section 7, the Corporation shall immediately, but no later than one (1) Trading Day after its receipt thereof, forward to each other Holder by facsimile or electronic mail a copy of such notice. If the Corporation receives one or more Redemption Notices, during the seven (7) Trading Day period beginning on and including the date which is three (3) Trading Days prior to the Corporation’s receipt of the initial Redemption Notice and ending on and including the date which is three (3) Trading Days after the Corporation’s receipt of the initial Redemption Notice and the Corporation is unable to redeem all principal, interest and other amounts designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Trading Day period, then the Corporation shall redeem a pro rata amount from each Holder based on the principal amount of the Preferred Shares submitted for redemption by each Holder pursuant to such Redemption Notices during such seven (7) Trading Day period divided by the aggregate principal amount of the Preferred Shares submitted for redemption by all Holders submitting such Redemption Notices. All amounts designated in such Redemption Notices that are not redeemed by the Corporation hereunder shall be subject to Late Charges in accordance with Section 23(c) hereof.

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8. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 9 below, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage), at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

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(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant the proceeding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 8 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares contained in this Certificate of Designations.

9. Rights Upon Issuance of Other Securities.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date the Corporation issues or sells, or in accordance with this Section 9(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding (1) securities issued (and issuable) in the merger referred to in the last sentence of the definition of Fundamental Transaction, and (2) any Exempt Issuance issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price and the number of shares to be received upon conversion shall be increased to the Conversion Amount divided by the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 9(a)), the following shall be applicable:

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(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(a)(i) the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof’ shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For purposes of this Section 9(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof’ shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 9(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

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(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 9(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Corporation (as determined by the Required Holders, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Corporation either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued in such integrated transaction (or was deemed to be issued pursuant to Section 9(a)(i) or 9(a)(ii) above, as applicable) solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (A) the Black Scholes Consideration Value of each such Option, if any, (B) the fair market value (as determined by the Required Holders in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (C) the fair market value (as determined by the Required Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 9(a)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Required Holders, If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

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(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 9(a), if the Corporation at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 9(a), if the Corporation at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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(c) Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 9(c) or the Securities Purchase Agreement, if the Corporation in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock pursuant to such Options or Convertible Securities, as applicable, at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Corporation shall provide written notice thereof via facsimile or electronic mail and overnight courier to each Holder on the date of such agreement and/or the issuance of such shares of Common Stock, Convertible Securities or Options, as applicable. From and after the date the Corporation enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Preferred Shares by designating in the Conversion Notice delivered upon any conversion of Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Preferred Shares.

(d) Stock Combination Event Adjustments. If at any time and from time to time on or after the Subscription Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 9(b) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 9(b) above) shall be reduced (but in no event increased) to the Event Market Price.

(e) Other Events. In the event that the Corporation (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect any Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of such Holder, provided that no such adjustment pursuant to Section 9(c) will increase the Conversion Price as otherwise determined pursuant to this Section 9, provided further that if such Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board of Directors and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Corporation, No adjustment shall be made in the event that the merger referred to in the last sentence of the definition of Fundamental Transaction closes.

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(f) Calculations. All calculations under this Section 9 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g) Voluntary Adjustment by Corporation. The Corporation may at any time any Preferred Shares remain outstanding, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors.

(h) Exempt Issuance. No adjustments contained in this Section 9 shall be made upon the sale or issuance of any Exempt Issuance sold or deemed to have been sold.

10. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its articles of incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein). Notwithstanding anything herein to the contrary, if after the Initial Issuance Date, each Holder is not permitted to convert such Holder’s Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 5(g) hereof), the Corporation shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to effect such conversion into shares of Common Stock.

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11. Authorized Shares.

(a) Reservation. So long as any Preferred Shares remain outstanding, the Corporation shall at all times reserve at least 500% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions) and the exercise of all of the Warrants then outstanding (without regard to any limitations on exercises) (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of the Preferred Shares then held by the Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 11(a) and not in limitation thereof, while any of the Preferred Shares remain outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares and exercise of the Warrants at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. In lieu of a meeting of stockholders, the Corporation may effect such action by written consent in accordance with Section 14(c) of the 1934 Act. Except as provided in the first sentence of Section 11(a), in the event that the Corporation is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Corporation to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Corporation shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Corporation and ending on the date of such issuance and payment under this Section 11(b); and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of such Holder incurred in connection therewith. Nothing contained in this Section 11. shall limit any obligations of the Corporation under any provision of the Securities Purchase Agreement.

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12. Voting Rights. Holders and the holders of shares of Common Stock shall vote on all matters requiring a vote of the shareholders of the Corporation as a single class. Subject to Section 5(g) and the Maximum Percentage, each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s Preferred Shares would be convertible using the record date for determining the stockholders of the Corporation eligible to vote on such matters as the date as of which the Conversion Price is calculated. Notwithstanding the foregoing, the Holders shall also be entitled to vote as a separate class on those matters set forth in Section 15 hereof. The quorum and voting requirements pertaining to any issue pursuant to which the Holders shall vote as a separate class shall be governed by Sections 216 and 228 of the DGCL.

13. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (A) the Liquidation Preference thereof on the date of such payment and (B) the Bankruptcy Redemption Amount, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 13. All the preferential amounts to be paid to the Holders under this Section 13 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 13 applies.

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14. Distribution of Assets. In addition to any adjustments pursuant to Section 9, if the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 14 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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15. Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) without limiting any provision of Section 3, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends, redemption rights or the distribution of assets on the liquidation, dissolution or winding up of the Corporation; (d) purchase, repurchase or redeem any shares of capital stock of the Corporation junior in rank to the Preferred Shares (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board of Directors) with employees giving the Corporation the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 3, pay dividends or make any other distribution (including distributions or property or other assets) on any shares of any capital stock of the Corporation junior in rank to the Preferred Shares; (f) issue any Preferred Shares or preferred stock other than as provided in Section 4; (g) enter into (i) any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument (including floating rate convertible debt arrangements), under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due that involves, either individually or in aggregate with other such agreements, obligations greater than $100,000 and (ii) any equipment lease, agreement evidencing purchase money security interests, or other similar transaction in the ordinary course of business that involves, either individually or in aggregate with other such agreements, obligations greater than $100,000; (h) permit any lien or encumbrance on the property of the Corporation except in the ordinary course of business; (i) increase the compensation of any director or officer above such director or officer’s compensation as of the Subscription Date (except pursuant to a duly executed employment or other agreement entered into prior to the Subscription Date) or pay compensation to a new officer or director that exceeds the compensation of such officers’ immediate predecessor if the new officer has replaced an existing officer, pay such new officer more than any current officer other than the Chief Executive Officer, or pay new directors more than what current directors receive, or pay a new director fees that exceed what current directors receive; and (j) enter into any transactions with Affiliates other than transactions between the Corporation and its wholly-owned Israeli subsidiary One World Cannabis Ltd, (“OWC”), provided that such transactions between the Corporation and OWC may not directly or indirectly involve the issuance of any class of capital stock of the Corporation that has a preference over or is on a parity with the Preferred Shares with respect to dividends, redemption rights or the distribution of assets on the liquidation, dissolution or winding up of the Corporation, but may, for the avoidance of doubt, include intercompany debt agreements and any other agreements between the Corporation and OWC permitted in the Transaction Documents.

16. Reissuance of Preferred Certificates.

(a) Transfer. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 16(d)), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 16(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred. Such Holder and any assignee, by acceptance of the Preferred Share Certificate, acknowledge and agree that, by reason of the provisions of Section 5(e) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Shares.

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(b) Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Corporation shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 16(d)) representing the applicable outstanding number of Preferred Shares.

(c) Preferred Share Certificate Exchangeable for Different Denominations. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Corporation, for a new Preferred Share Certificate or Preferred Share Certificate(s) (in accordance with Section 16(d)) representing in the aggregate the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new 16(d) will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated by such Holder at the time of such surrender.

(d) Issuance of New Preferred Share Certificate. Whenever the Corporation is required to issue a new Preferred Share Certificate pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate (i) shall represent, as indicated on the face of such Preferred Share Certificate, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate being issued pursuant to Section 16(a) or Section 16(c), the number of Preferred Shares designated by such Holder which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate immediately prior to such issuance of new Preferred Share Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate, which is the same as the issuance date of the original Preferred Share Certificate.

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17. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation’s compliance with the terms and conditions of this Certificate of Designations.

18. Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting Corporation creditors’ rights and involving a claim under this Certificate of Designations, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

19. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation,” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations, Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

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20. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 20 shall permit any waiver of any provision of this Section 20.

21. Dispute Resolution.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Price, a Conversion Amount, Conversion Price, Conversion Value, Triggering Event Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Amount (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Corporation or the applicable Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Corporation, within two (2) Trading Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Corporation are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Triggering Event Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Amount (as the case may be), at any time after the second (2nd) Trading Day following such initial notice by the Corporation or such Holder (as the case may be) of such dispute to the Corporation or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

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(ii) Such Holder and the Corporation shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 21(a) and (B) written documentation supporting its position with respect to such dispute, in each case, no iater than 5:00 p,m, (New York time) by the fifth (5ih) Trading Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Corporation fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline), Unless otherwise agreed to in writing by both the Corporation and such Holder or otherwise requested by such investment bank, neither the Corporation nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Corporation and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Corporation and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline, The fees and expenses of such investment bank shall be borne solely by the Corporation, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Corporation expressly acknowledges and agrees that (i) this Section 21 constitutes an agreement to arbitrate between the Corporation and each Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that any Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 21, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 9(a), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Exempt Issuance, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Certificate of Designations and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Designations and any other applicable Transaction Documents, (iv) the applicable Holder (and only such Holder with respect to disputes solely relating to such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 21 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 21 and (v) nothing in this Section 21 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 21).

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22. Notices; Currency; Payments.

(a) Notices. The Corporation shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Corporation shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Corporation shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b) Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars, All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation, “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

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(c) Payments. Whenever any payment of cash is to be made by the Corporation to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Corporation and sent via overnight courier service to such Person at such address as previously provided to the Corporation in writing (which address, in the case of each of the Purchasers (as defined in the Securities Purchase Agreement), shall initially be as set forth on the Schedule of Purchasers attached to the Securities Purchase Agreement), provided that such Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Corporation with prior written notice setting out such request and such Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Trading Day, the same shall instead be due on the next succeeding day which is a Trading Day. Any amount due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Corporation in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

23. Waiver of Notice. To the extent permitted by law, the Corporation hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations and the Securities Purchase Agreement.

24. Governing Law. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware, Except as otherwise required by Section 21 above, the Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation’s obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 21. THE CORPORATION HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.

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25. Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Corporation in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 25 referred to as the “Judgment Currency”) an amount due in U,S. dollars under this Certificate of Designations, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 25(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 25(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

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(c) Any amount due from the Corporation under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Certificate of Designations.

26. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

27. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Corporation to the applicable Holder and thus refunded to the Corporation.

28. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

29. Time of the Essence. Time is of the essence with respect to all provisions of this Certificate of Designations.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series A Convertible Preferred Stock of OWC Pharmaceutical Research Corp, to be signed by its Chief Executive Officer and Secretary on this 30th day of April, 2018.

OWC PHARMACEUTICAL RESEARCH CORP.

By:	/s/ Mordechai Bignitz
Mordechai Bignitz, Chief Executive Officer

By:	/s/ Yossi Dagan
Yossi Dagan, Secretary

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EXHIBIT I

OWC PHARMACEUTICAL RESEARCH CORP.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designations”) of OWC Pharmaceutical Research Corp, (the “Corporation”). In accordance with and pursuant to the Certificate of Designations, the Holder named below hereby elects to convert the number of shares of Series A Convertible Preferred Stock, $0,00001 par value per share (the “Preferred Shares”), of the Corporation indicated below into shares of common stock, $0,00001 value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Holder: __________________________________________________________________________________

Date of Conversion: ________________________________________________________________________

Aggregate number of Preferred Shares to be converted: _____________________________________________

Aggregate Stated Value of such Preferred Shares to be converted: _____________________________________

Aggregate accrued and unpaid dividends and accrued and unpaid Late Charges with respect to such Preferred Shares and such aggregate dividends to be converted: ______________________________________________

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Conversion Price: ________________________________________________________________________

Number of shares of Common Stock to be issued: ________________________________________________

Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or for its benefit, as follows:

—	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

—	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: _______________________________________________

DTC Number: _________________________________________________

Account Number: ______________________________________________

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